    As filed with the Securities and Exchange Commission on January 29, 2001
                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MKS INSTRUMENTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            MASSACHUSETTS                                     04-2277512
    (State or Other Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                    Identification Number)

           SIX SHATTUCK ROAD                                  01810
         ANDOVER, MASSACHUSETTS                             (Zip Code)
(Address of Principal Executive Offices)


                         1994 FORMULA STOCK OPTION PLAN
                     OF APPLIED SCIENCE AND TECHNOLOGY, INC.
                            (Full Title of the Plan)

                                JOHN R. BERTUCCI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              MKS INSTRUMENTS, INC.
                                SIX SHATTUCK ROAD
                                ANDOVER, MA 01810
                     (Name and Address of Agent for Service)

                                 (978) 975-2350
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                     Proposed              Proposed
          Title of                                    Maximum               Maximum
         Securities               Amount             Offering              Aggregate               Amount of
           to be                  to be                Price                Offering              Registration
         Registered             Registered(1)        Per Share               Price(2)                 Fee
====================================================================================================================

Common Stock no par value         138,042              $21.25               $2,933,393                $734

--------------------------------------------------------------------------------------------------------------------

(1) Based on 180,000 shares of ASTeX common stock subject to outstanding options under the 1994 Formula Stock Option Plan of ASTeX. Shares underlying ASTeX options have been converted to MKS shares based on an exchange ratio of .7669.

(2) Estimated solely for the purpose of calculating the registration fee, and based on the weighted average exercise price of the ASTeX options in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The weighted average exercise price of the ASTeX options has been converted using the exchange ratio of .7669.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1994 Formula Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the common stock of the Registrant, no par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is a Massachusetts corporation. Reference is made to Chapter 156B, Section 13 of the Massachusetts Business Corporation Law (the "MBCL"), which enables a corporation in its original articles of organization or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Sections 61 and 62 of the MBCL (providing for liability of directors for authorizing illegal distributions and for making loans to directors, officers and certain stockholders) or (iv) for any transaction from which a director derived an improper personal benefit.

     Reference also is made to Chapter 156B, Section 67 of the MBCL, which provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, a by-law adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 67, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     In its Restated Articles of Organization (the "Articles of Organization"), the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Articles of Organization provides that the Registrant shall indemnify directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer with another organization. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. The board of directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Article 6 of the Registrant's Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

     The Registrant has obtained directors and officers liability insurance for the benefit of its directors an

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS

     1.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rage may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Andover, Massachusetts on January 25, 2001.

                                             MKS INSTRUMENTS, INC.


                                             By: /s/ John R. Bertucci
                                                 -----------------------
                                                 John R. Bertucci
                                                 Chairman of the Board and Chief
                                                   Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of MKS Instruments, Inc. hereby severally constitute and appoint John R. Bertucci, Ronald C. Weigner and Mark G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable MKS Instruments, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

     Signature                                           Title                           Date
     ---------                                           -----                           ----

/s/ John R. Bertucci                            Chairman of the Board and Chief     January 25, 2001
------------------------                        Executive Officer (Principal
John R. Bertucci                                Executive Officer)

/s/ Ronald C. Weigner                           Vice President and Chief            January 25, 2001
------------------------                        Financial Officer (Principal
Ronald C. Weigner                               Financial Officer and Principal
                                                Accounting Officer)

/s/ Richard S. Chute                            Director                            January 25, 2001
------------------------
Richard S. Chute


/s/ Owen W. Robbins                             Director                            January 25, 2001
------------------------
Owen W. Robbins


/s/ Robert J. Therrien                          Director                            January 25, 2001
------------------------
Robert J. Therrien


/s/ Louis P. Valente                            Director                            January 25, 2001
------------------------
Louis P. Valente


                                  EXHIBIT INDEX


 Exhibit
 Number                             Description
 -------                            -----------

4.1 (1)        Restated Articles of Organization of the Registrant.

4.2 (2)        Amended and Restated By-Laws of the Registrant.

4.3 (2)        Specimen Certificate for Common Stock of the Registrant.

4.4            Applied Science and Technology, Inc. 1994 Formula Stock Option Plan.

5              Opinion of Hale and Dorr LLP.

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5).

23.2           Consent of PricewaterhouseCoopers LLP.

24             Power of Attorney (included in the signature pages of this Registration Statement).

--------------------------------------------------------------------------------

(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-4 (File No. 333-49738) originally filed with the Securities and Exchange Commission on November 13, 2000, as amended.

(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 333-71363) originally filed with the Securities and Exchange Commission on January 28, 1999, as amended.